UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 25, 2011
Exide Technologies
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11263	23-0552730
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
13000 Deerfield Parkway, Building 200,
Milton, Georgia 30004
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (678) 566-9000
Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4.1
EX-4.3
EX-4.4
EX-4.5
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1
EX-99.2

Item 1.01 Entry into Material Definitive Agreement
Issuance of $675.0 Million Aggregate Principal Amount of 2018 Notes
On January 25, 2011 (the “Closing Date”), Exide Technologies (the “Company”) completed the issuance of $675.0 million in aggregate principal amount of its 8⅝% Senior Secured Notes due 2018 (the “2018 Notes”). The 2018 Notes were issued pursuant to an indenture, dated as of the Closing Date (the “2018 Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The 2018 Notes were offered and sold inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States in reliance on Regulation S under the Securities Act.
Maturity; Interest
The 2018 Notes mature on February 1, 2018. Interest accrues on the 2018 Notes from the Closing Date, and interest is payable semiannually, on February 1 and August 1 of each year, commencing August 1, 2011. The 2018 Notes are the Company’s senior secured obligations, rank equally in right of payment with all of the Company’s existing and future senior obligations, and rank senior to all of the Company’s existing and future indebtedness that is expressly subordinated to the 2018 Notes.
Redemption; Repurchase
The Company may redeem all or part of the 2018 Notes beginning on February 1, 2015 at the redemption prices set forth in the 2018 Indenture. The Company may also redeem all or part of the 2018 Notes at any time prior to February 1, 2015 at a price equal to 100% of the aggregate principal amount of the 2018 Notes to be redeemed plus a make-whole premium and accrued and unpaid interest. In addition, prior to February 1, 2015, the Company may redeem, no more than once in any twelve-month period, up to 10% of the original aggregate principal amount of the 2018 Notes at a price equal to 103% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date. At any time prior to February 1, 2014, the Company may also redeem up to 35% of the aggregate principal amount of the 2018 Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 108.625% of the principal amount of the 2018 Notes to be redeemed, together with accrued and unpaid interest, if any, to the redemption date. If the Company sells certain of its assets, experiences certain events of loss or experiences specific kinds of changes of control, the Company must offer to repurchase the 2018 Notes.
Guarantee; Security
As of the Closing Date, the 2018 Notes were not guaranteed by any of the Company’s subsidiaries. In certain circumstances, the 2018 Notes may be guaranteed in the future by certain of the Company’s material domestic subsidiaries. The 2018 Notes are secured, subject to certain exceptions and permitted collateral liens, by (i) a first-priority lien on the Company’s and any such guarantors’ existing and after-acquired equipment, stock of direct subsidiaries, certain intercompany loans, trust monies accounts and certain real property, and certain other related assets and proceeds thereof (the “Notes Priority Collateral”), and (ii) a second-priority lien on the Company’s and any such guarantors’ existing and after acquired assets that secure the ABL Facility (as defined below), on a first-priority basis, including the Company’s and any such guarantors’ receivables, inventory, intellectual property rights, certain deposit accounts, tax refunds, certain intercompany loans, and certain other related assets and proceeds thereof.
Restrictions
The 2018 Indenture restricts the Company’s and its restricted subsidiaries’ ability to, among other things, (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) pay dividends on, or make other distributions in respect of, their capital stock; (iii) purchase or redeem capital stock or subordinated indebtedness; (iv) make investments; (v) create liens or use assets as security; (vi) enter into agreements restricting the ability of any restricted subsidiary to pay dividends, make loans, or transfer assets to the Company or other restricted subsidiaries; (vii) sell assets, including capital stock of subsidiaries; (viii) engage in transactions with affiliates; and (ix) consolidate or merge with or into other companies or transfer all or substantially all of their assets.

Registration Rights Agreement
In connection with the issuance of the 2018 Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the Closing Date. Among other things, the Registration Rights Agreement requires the Company to use its commercially reasonable efforts to have an exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) within 240 days after the date the 2018 Notes were issued, and to use its commercially reasonable efforts to consummate an offer to exchange the 2018 Notes for a new issue of debt securities registered under the Securities Act with terms substantially identical to those of the 2018 Notes (except for provisions relating to transfer restrictions and payment of additional interest) within 270 days after the date of the initial issuance of the 2018 Notes. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the 2018 Notes.
Notes Security Agreement
Concurrently with the execution of the 2018 Indenture, the Company entered into a security agreement (the “Notes Security Agreement”) in favor of Wells Fargo Bank, National Association, as collateral agent under the 2018 Indenture, to secure the payment of the 2018 Notes and any additional pari passu obligations permitted under the 2018 Indenture. Under the Notes Security Agreement, the Company granted a security interest in the collateral described therein and the proceeds thereof now owned or thereafter acquired by the Company.
The above description of the 2018 Indenture, the 2018 Notes, the Registration Rights Agreement and the Notes Security Agreement is qualified in its entirety by reference to the terms of those documents, which are attached to this current report on Form 8-K as exhibits 4.1, 4.2, 4.3, and 4.4, respectively, and incorporated herein by reference.
Supplemental Indenture Related to the 2013 Notes
On the Closing Date, the Company and U.S. Bank National Association (as successor to SunTrust Bank), as trustee for the 2013 Notes (as defined below), entered into the First Supplemental Indenture (the “2013 Supplemental Indenture”), amending the indenture, dated as of March 18, 2005 (the “2013 Indenture”), relating to the Company’s outstanding 10.5% senior secured notes due 2013 (the “2013 Notes”).
The 2013 Supplemental Indenture eliminated substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the 2013 Notes when due) and certain events of default and related provisions contained in the 2013 Indenture and the 2013 Notes, released all collateral securing the 2013 Notes and eliminated provisions contained in the 2013 Indenture and the 2013 Notes relating to collateral.
The foregoing description of the 2013 Supplemental Indenture is qualified in its entirety by reference to the complete text of the 2013 Supplemental Indenture, which is attached to this current report on Form 8-K as Exhibit 4.5, and is incorporated herein by reference.
Asset-Based Loan Facility
Concurrently with the issuance of the 2018 Notes, on the Closing Date, the Company and Exide Global Holding Netherlands C.V. (“Exide C.V.”), a wholly-owned European subsidiary of the Company, entered into a credit agreement (the “Credit Agreement”) with Wells Fargo Capital Finance, LLC, as administrative agent, and a syndicate of lenders (the “ABL Lenders”). The Credit Agreement is a senior secured asset-based revolving credit facility with commitments in an aggregate principal amount of $200.0 million (the “ABL Facility”). The ABL Facility includes a letter of credit sub-facility of $75.0 million, a swingline sub-facility of $25.0 million and an accordion feature that permits the Company to increase the revolving credit commitments under the ABL Facility by an amount up to $50.0 million (for an aggregate revolving credit commitment under the ABL Facility of up to $250.0 million) if the Company obtains commitments from existing or new lenders for such increase.

Availability
The Company’s and Exide C.V.’s ability to obtain revolving loans and letters of credit under the ABL Facility is subject to a borrowing base comprising the following: (1) a domestic borrowing base comprising a specified percentage of the combined eligible accounts receivable of the Company and those of the Company’s domestic subsidiaries which are or become guarantors or borrowers under the ABL Facility, plus a specified percentage of the net orderly liquidation value of the eligible inventory of the Company and such domestic subsidiaries less, in each case, certain reserves established from time to time by the administrative agent and subject to certain limitations, and (2) a foreign borrowing base comprising a specified percentage of the combined eligible accounts receivable of the Company’s foreign subsidiaries which are or become guarantors under the ABL Facility, plus a specified percentage of the net orderly liquidation value of eligible inventory of the Company’s Canadian subsidiaries less, in each case, certain reserves established from time to time by the administrative agent and subject to certain limitations. The maximum amount of credit that is available under the foreign borrowing base is limited to the U.S. Dollar equivalent of $40,000,000 plus the availability generated by the eligible accounts and eligible inventory of the Company’s Canadian subsidiaries. Exide C.V. may obtain revolving loans and letters of credit based on both the domestic borrowing base and the foreign borrowing base, but the Company may obtain revolving loans and letters of credit based only on the domestic borrowing base. All extensions of credit under the ABL Facility are subject to the satisfaction of customary conditions, including the absence of a default and accuracy of customary representations and warranties.
Maturity; Interest and Fees
The maturity date of the ABL Facility is January 25, 2016. There is no scheduled amortization under the ABL Facility. Absent any earlier termination of the ABL Facility (whether voluntarily by the Company or by the administrative agent and the lenders in the exercise of their remedies), all outstanding loans and other obligations under the ABL Facility shall be due and payable in full on the maturity date. At the Company’s option, revolving loans (other than swingline loans) under the ABL Facility bear interest at a rate equal to (1) the base rate plus an interest margin or (2) LIBOR (for U.S. Dollar or Euro denominated revolving loans, as applicable) plus an interest margin. The base rate under the ABL Facility per annum is equal to the greatest of (a) the Federal Funds Rate plus 0.50%, (b) the prime commercial lending rate of the administrative agent, and (c) a rate equal to LIBOR for a one-month interest period plus 1.00%. Swingline loans bear interest at a rate per annum equal to the applicable floating rate (base rate or LIBOR for a one-month interest period) plus an interest margin. The interest margin will be adjusted quarterly based on the average amount available for drawing under the ABL Facility and ranges between 2.25% and 2.75% per annum for LIBOR borrowings and 1.25% and 1.75% per annum for base rate borrowings. In certain cases where the Company is in default under the ABL Facility, the interest rate will increase by 2.00% per annum above the rate otherwise applicable.
Guarantee; Security
Concurrently with the execution of the Credit Agreement, the Company entered into a security agreement (the “ABL Security Agreement”) in favor of Wells Fargo Capital Finance, LLC, as administrative agent, to secure the payment of the ABL Facility and other obligations. Under the ABL Security Agreement, the Company granted a security interest in the collateral described therein and the proceeds thereof now owned or thereafter acquired by the Company. The Company also executed a US General Continuing Guaranty (the “Guaranty Agreement”) in favor of Wells Fargo Capital Finance, LLC to secured certain obligations of the Company’s foreign subsidiaries.
The obligations of the Company under the ABL Facility may be guaranteed by certain of the Company’s domestic subsidiaries that are formed or organized after the Closing Date (“Domestic Subsidiary Guarantors”). The obligations of Exide C.V. under the ABL Facility are guaranteed by the Company, Domestic Subsidiary Guarantors, if any, certain of the Company’s existing foreign subsidiaries and certain of the Company’s foreign subsidiaries that are formed or acquired after the Closing Date (“Foreign Subsidiary Guarantors”). The obligations of Exide Technologies and the Domestic Subsidiary Guarantors, if any, under the ABL Facility are secured by a lien on substantially all of the assets of the Company and such Domestic Subsidiary Guarantors, if any, and the obligations of Exide C.V. and the Foreign Subsidiary Guarantors under the ABL Facility are secured by a lien on substantially all of the assets of the Company and the Domestic Subsidiary Guarantors, if any, on certain assets of certain domestic subsidiaries that pledge such assets solely to secure the obligations of Exide C.V. and any other Foreign Subsidiary

Guarantors, and on substantially all of the personal property of Exide C.V. and the Foreign Subsidiary Guarantors. Subject to certain permitted liens, the liens securing the obligations under the ABL Facility are first priority liens on all of the assets described in this paragraph other than Notes Priority Collateral and will be second priority liens on all Notes Priority Collateral.
The above description of the ABL Security Agreement and the Guaranty Agreement is qualified in its entirety by reference to the terms of the ABL Security Agreement and the Guaranty Agreement, which is attached to this current report on Form 8-K as exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.
Conditions Precedent, Representations and Warranties, Covenants, Events of Default
The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. The negative covenants include restrictions on, among other things, (i) the incurrence of indebtedness and liens; (ii) dividends and other distributions; (iii) consolidations and mergers; (iv) the purchase and sale of assets; (v) the issuance or redemption of equity interests; (vi) loans and investments, acquisitions, and intercompany transactions; (vii) a change of control; (viii) voluntary payments and modifications of indebtedness; (ix) modification of organizational documents and material contracts; (x) affiliate transactions; and (xi) changes in lines of business. The Credit Agreement also contains a financial covenant requiring the Company to maintain a minimum fixed charge coverage ratio of 1.00 to 1.00, tested monthly on a trailing twelve-month basis, if at any time excess borrowing availability under the ABL Facility is less than the greater of $30.0 million and 15% of the aggregate commitments of the lenders.
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete text of the Credit Agreement, which is attached to this current report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.
Intercreditor Agreement
Concurrently with the execution of the Credit Agreement and the 2018 Indenture, the Company entered into an Intercreditor Agreement (the “Intercreditor Agreement”) with the administrative agent under the ABL Facility and the trustee and collateral agent under the 2018 Indenture. The Intercreditor Agreement sets forth the relative priority of the liens under the ABL Facility and the liens of the 2018 Notes, as well as certain other rights, priorities and interests of the collateral agent under the 2018 Notes, the trustee under the 2018 Notes, the holders of the 2018 Notes and the holders of any permitted additional pari passu obligations, on the one hand, and the administrative agent under the ABL Facility and the holders of the ABL Facility obligations, on the other hand.
The foregoing description of the Intercreditor Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
On the Closing Date, in connection with the issuance and sale of senior secured notes described above in Item 1.01, the Company repaid all of its borrowings under its existing Credit Agreement dated as of May 15, 2007, among the Company, certain of the Company’s subsidiaries, Exide C.V., various financial institutions named therein, and Deutsche Bank AG New York Branch as administrative agent, and terminated such agreement.
In connection with the entry into the 2013 Supplemental Indenture, the Company announced the expiration of the consent deadline of its previously announced tender offer and consent solicitation relating to the 2013 Notes. On the Closing Date, upon the satisfaction of certain conditions as described in the Offer to Purchase and Consent Solicitation Statement dated January 10, 2011, the Company accepted for purchase and paid for all of the 2013 Notes validly tendered and not validly revoked in the tender offer prior to the expiration of the consent deadline.
In addition, the Company issued an irrevocable notice of redemption with respect to the 2013 Notes that remain outstanding following the purchase of 2013 Notes in the tender offer. Pursuant to the redemption notice and the terms of the 2013 Indenture, the Company will redeem the 2013 Notes that remain outstanding on March 15, 2011 at the redemption price set forth in the redemption notice. Following such redemption, the Company’s payment obligations under the 2013 Indenture, as amended by the 2013 Supplemental Indenture, will be terminated.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained in Item 1.01 above under the heading (i) “Issuance of $675.0 Million Aggregate Principal Amount of 2018 Notes” and (ii) “Asset-Based Loan Facility” is incorporated herein by reference.
Item 8.01 Other Events
2018 Notes Press Release
On the Closing Date, the Company issued a press release announcing the completion of the issuance and sale of $675.0 million aggregate principal amount of the 2018 Notes. The proceeds from the sale of the 2018 Notes will be used to repay outstanding borrowings under the Company’s existing credit facilities, to fund the tender offer and consent solicitation and discharge and thereafter redeem any and all of the 2013 Notes that may remain outstanding after the consummation of the tender offer and the consent solicitation. The Company intends to use the remaining net proceeds from the offering of 2018 Notes for ongoing working capital and other general corporate purposes.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Consent Solicitation Press Release
On the Closing Date, the Company issued a press release related to the expiration of the consent deadline, the results as of such date and time of its previously announced tender offer and consent solicitation relating to the 2013 Notes, the entry into the 2013 Supplemental Indenture and the issuance of a notice of redemption with respect to any and all 2013 Notes that remain outstanding after the expiration of the tender offer. As of the consent deadline, which expired at 5:00 p.m., New York City time, on January 24, 2011, more than 75% in aggregate principal amount of the outstanding 2013 Notes had been validly tendered and not validly withdrawn and the consents of the holders of such 2013 Notes had been validly delivered and not validly revoked.
A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits

4.1	Indenture, dated as of January 25, 2011, by and between Exide Technologies and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 8⅝% Senior Notes due 2018 (included as Exhibit A in Exhibit 4.1).
4.3	Registration Rights Agreement, dated January 25, 2011, by and between the Exide Technologies and Deutsche Bank Securities Inc., as representative of the several initial purchasers.
4.4	Security Agreement dated as of January 25, 2011, by Exide Technologies in favor of Wells Fargo Bank, National Association, as collateral agent.
4.5	Supplemental Indenture, dated as of January 25, 2011, by and between Exide Technologies and U.S. Bank, National Association, as successor trustee.
10.1	Credit Agreement, dated as of January 25, 2011, by and among Exide Technologies, Exide Global Holding Netherlands C.V., various financial institutions named therein, and Wells Fargo Capital Finance, LLC, as administrative agent.
10.2	US Security Agreement dated as of January 25, 2011, by and among Exide Technologies, and Wells Fargo Capital Finance, LLC, in its capacity as agent.
10.3	US General Continuing Guaranty, dated as of January 25, 2011, by Exide Technologies, in favor of Wells Fargo Capital Finance, LLC, as agent.
10.4	Intercreditor Agreement dated as of January 25, 2011, by and among Exide Technologies, Wells Fargo Capital Finance, LLC, as agent under the credit agreement dated January 25, 2011 and Wells Fargo Bank, National Association, as trustee and collateral agent under the indenture dated January 25, 2011.
99.1	Press Release, dated January 25, 2011.
99.2	Press Release, dated January 25, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies
By:	/s/ Phillip A. Damaska
	Name:	Phillip A. Damaska
	Title:	Executive Vice President & Chief Financial Officer

Date: January 25, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of January 25, 2011, by and between Exide Technologies and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 8⅝% Senior Notes due 2018 (included as Exhibit A in Exhibit 4.1).
4.3	Registration Rights Agreement, dated January 25, 2011, by and between the Exide Technologies and Deutsche Bank Securities Inc., as representative of the several initial purchasers.
4.4	Security Agreement dated as of January 25, 2011, by Exide Technologies in favor of Wells Fargo Bank, National Association, as collateral agent.
4.5	Supplemental Indenture, dated as of January 25, 2011, by and between Exide Technologies and U.S. Bank, National Association, as successor trustee.
10.1	Credit Agreement, dated as of January 25, 2011, by and among Exide Technologies, Exide Global Holding Netherlands C.V., various financial institutions named therein, and Wells Fargo Capital Finance, LLC, as administrative agent.
10.2	US Security Agreement dated as of January 25, 2011, by and among Exide Technologies, and Wells Fargo Capital Finance, LLC, in its capacity as agent.
10.3	US General Continuing Guaranty, dated as of January 25, 2011, by Exide Technologies, in favor of Wells Fargo Capital Finance, LLC, as agent.
10.4	Intercreditor Agreement dated as of January 25, 2011, by and among Exide Technologies, Wells Fargo Capital Finance, LLC, as agent under the credit agreement dated January 25, 2011 and Wells Fargo Bank, National Association, as trustee and collateral agent under the indenture dated January 25, 2011.
99.1	Press Release, dated January 25, 2011.
99.2	Press Release, dated January 25, 2011.